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                                                        Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NutraMax Products, Inc. on Form S-8 relating to the NutraMax Products, Inc. 1996 Stock Option Plan, of our report dated November 24, 1998 (December 29, 1998 as to Note P and the second to the last paragraph of note F), appearing in the Annual Report on Form 10-K of NutraMax Products, Inc. for the year ended October 3, 1998.

/s/ Deloitte & Touche LLP

February 2, 1999